EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Tampa Electric Company on Form S-3 (File No. 33-61636) of our report dated
Jan. 15, 1997 on our audits of the financial statements of Tampa Electric Company as of Dec. 31, 1996 and 1995 and for the years ended Dec. 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.



                                                      COOPERS & LYBRAND L.L.P.
                                                  Certified Public Accountants

Tampa, Florida
March 26, 1997









































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